News Release

Newell Brands Appoints Ralph Nicoletti Chief Financial Officer

ATLANTA, May 13, 2016 – Newell Brands Inc. (NYSE: NWL) announced today that the company has appointed Ralph Nicoletti Executive Vice President and Chief Financial Officer, effective June 8, 2016. The announcement follows the recent combination of Newell Rubbermaid and Jarden Corporation, which closed on April 15, 2016, forming a new $16 billion consumer goods powerhouse.

Nicoletti has served as the Chief Financial Officer of global, publicly-traded corporations for almost ten years. He joins Newell Brands from Tiffany & Company, an internationally renowned global jeweler, specialty retailer and manufacturer, where he led the worldwide financial and information technology functions as the Executive Vice President and Chief Financial Officer. Prior to joining Tiffany & Company, Nicoletti was Chief Financial Officer of CIGNA Corporation and Alberto Culver, and held various senior finance positions at Kraft Foods, including Senior Vice President of Finance of Kraft Foods North America.

“I am very pleased to welcome Ralph to the Newell Brands executive team,” said Newell Brands Chief Executive Officer Michael Polk. “Ralph brings over thirty years of finance experience to the company and has a very strong track record leading financial functions and executing growth strategies at a number of successful publicly-traded, global companies. Ralph’s appointment is indicative of the world-class talent we are attracting as a $16 billion company with a portfolio of leading consumer brands. Ralph will be a key partner to me in helping Newell Brands scale our operating model, deliver our growth and financial objectives, and tell the Newell Brands story to our investors.”

“I am excited to join Newell Brands during such a transformational time in the company’s history,” said Nicoletti. “The creation of Newell Brands presents many exciting opportunities, and I look forward to leveraging my experience to help the team achieve its business goals, build the finance function, and drive the company to realize its full potential.”

As Chief Financial Officer, Nicoletti will initially focus on leading the development of a high-performing finance function to fully capture the value creation associated with the company’s recent combination with Jarden and driving the company’s efforts to strengthen operating cash flow and streamline cash management in service to achievement of the company’s projected leverage targets.

With the appointment of Nicoletti, current Chief Financial Officer John Stipancich will leave the company to pursue other interests. As previously announced, Al LeFevre, former Chief Financial Officer of Jarden Corporation, left the company upon the closing of the Jarden transaction. “I want to thank John and Al for their long-standing service at Newell Rubbermaid and Jarden and wish them well in their future endeavors,” Polk added.

About Newell Brands
Newell Brands (NYSE: NWL) is a leading global consumer goods company with a strong portfolio of well-known brands, including Paper Mate®, Sharpie®, Dymo®, EXPO®, Parker®, Elmer’s®, Coleman®, Jostens®, Marmot®, Rawlings®, Irwin®, Lenox®, Oster®, Sunbeam®, FoodSaver®, Mr. Coffee®, Rubbermaid Commercial Products®, Graco®, Baby Jogger®, NUK®, Calphalon®, Rubbermaid®, Contigo®, First Alert®, Waddington and Yankee Candle®. Driven by a sharp focus on the consumer, leading investment in innovation and brands, and a performance-driven culture, Newell Brands helps consumers achieve more where they live, learn, work and play.

This press release and additional information about Newell Brands are available on the company’s website, www.newellbrands.com.

Investor Contact:     Media Contacts:
Nancy O’Donnell     Racquel White    Liz Cohen
Vice President, Investor Relations     Vice President, Global Communications    Weber Shandwick
+1 (770) 418-7723    +1 (770) 418-7643            +1 (212) 445-8044

6655 Peachtree Dunwoody Road         NYSE: NWL
Atlanta, GA 30328         www.newellbrands.com
+1 (770) 418-7000

News Release

nancy.odonnell@newellco.com    racquel.white@newellco.com
liz.cohen@webershandwick.com

6655 Peachtree Dunwoody Road         NYSE: NWL
Atlanta, GA 30328         www.newellbrands.com
+1 (770) 418-7000